Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
UCO PARTNERS, LP
     This Certificate of Limited Partnership, dated June 13, 2006, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act”) to form a limited partnership under the Act.
     1. Name. The name of the limited partnership is “UCO Partners, LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
           Corporation Trust Center
           1209 Orange Street
           Wilmington, Delaware 19801
The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:
           The Corporation Trust Company
           Corporation Trust Center
           1209 Orange Street
           Wilmington, Delaware 19801
     3. General Partner. The name and the business, residence or mailing address of the general partner are:
           UCO General Partner, LP
           4444 Brittmoore Road
           Houston, Texas 77041
     EXECUTED as of the date written first above.
UCO General Partner, LP, its General Partner

By:	UCO GP, LLC, its General Partner

	By:	/s/ J. Michael Anderson

J. Michael Anderson Authorized Person

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
UCO PARTNERS, LP
     Pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, the undersigned general partner of UCO Partners, LP (the “Partnership”) desires to amend the certificate of limited partnership of the Partnership filed with the Secretary of State of Delaware on June 14, 2006 and for that purpose submits the following certificate of amendment:
     1. The name of the limited partnership is UCO Partners, LP.
     2. The certificate of limited partnership is hereby amended by amending and restating Section 1 thereof in its entirety as follows:
     “1. Name. The name of the limited partnership is Universal Compression Partners, L.P.”
     IN WITNESS WHEREOF, the general partner of the Partnership has executed this Certificate of Amendment on this 22nd day of June, 2006.

UCO GENERAL PARTNER, LP, its General Partner By: UCO GP, LLC, its General Partner
By:	/s/ Ernie Danner
Ernie Danner
Executive Vice President